UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2010

China Electric Motor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53017	26-1357787
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    86-0755-8149969

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2010, Jianrong Li resigned as a director of China Electric Motor, Inc. (the “Company”), effective immediately.  Ms. Li’s resignation was for personal reasons and was not due to any disagreement with the Company.

On January 7, 2010, the Company’s board of directors appointed Heung Sang Fong as a director of the Company.  As at the date of this report there is no plan to appoint Mr. Fong to any committees of the board of directors.

Heung Sang Fong, 50 years old, has served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE) since February 2009.  From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI).  From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States.  From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Executive Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology based in China. From December 1998 to April 2001, he was the Group Financial Controller of Oregon Scientific, a wholly-owned subsidiary of IDT, a Hong Kong Stock Exchange-listed company. Mr. Fong is a U.S. CPA and has held various positions in such capacity with accounting firms in the United States and Hong Kong, including Deloitte and Touche, Ernst and Young, and KPMG Peat Marwick. Since July 2006, Mr. Fong has served as an independent director of a Hong Kong public company, Universal Technology Inc. (HK:8091). Since July 2007, Mr. Fong has also served as a director and audit committee chairman, for each of Diguang International Development Co., Ltd. (OTCBB: DGNG) and Kandi Technology Corp. (NASDAQ-CM: KNDI). Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993.

There are no arrangements or understandings between Mr. Fong and any other persons pursuant to which Mr. Fong was selected as Corporate Secretary.  Mr. Fong has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Fong and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Date: January 8, 2010

	By:	/s/ Yue Wang
Name: Yue Wang
Title: Chief Executive Officer